TAX-FREE REORGANIZATION AGREEMENT
                        ---------------------------------
                           UNDER I.R.C. SECTION.368(C)
                           ---------------------------

     REORGANIZATION AGREEMENT entered into as of this 29th day of December, 1999, by and between SICK-BAY.COM. INC., a Delaware corporation having its principal offices at 510 Broadhollow Road, Melville, New York 11746 (hereinafter referred to as "Sick-Bay") and XETAL, INC., a Utah corporation, having its principal offices at 3590 Oceanside Road, Oceanside, NY 11572 (hereinafter referred to as "Xetal").

     WHEREAS, it is the desire of Sick-Bay to transfer, and of Xetal to acquire, all the assets, business and properties of Sick- Bay, including, without limitation hereby, trademarks, trade names, franchises, licenses, leases, contracts, goodwill, and name of Sick-Bay, subject to all of Sick-Bay's liabilities, and solely in exchange for shares of Xetal's Common Stock; and

     WHEREAS, this Agreement and the performance by Sick-Bay hereunder have been authorized, approved, and found advisable by the Board of Directors of Sick-Bay; and

     WHEREAS, this Agreement and the performance by Xetal hereunder have been authorized and approved by the Board of Directors of Xetal and by at least two-thirds of its shareholders entitled to vote thereon at a meeting called for such purpose; and

     WHEREAS, the Board of Directors of Sick-Bay, as part of its approval of this agreement, has further approved a Plan of



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Liquidation and Dissolution of Sick-Bay pursuant to which the shares of Xetal's
Common Stock received by Sick-Bay will be distributed by Sick-Bay ratably to its shareholders in exchange for, and in complete cancellation and retirement of all its issued and outstanding capital stock and in complete liquidation of Sick-Bay, followed by the dissolution of Sick-Bay immediately thereafter, which Plan of Complete Liquidation and Dissolution, will also be submitted to the shareholders of Sick-Bay for their approval.

     NOW, THEREFORE, on the terms, and subject to the conditions hereof, it is agreed as follows:

        1. Transfer of Assets and Assumption of Liabilities.

        1.1 On the terms of this Agreement, subject to the conditions set forth herein at the time and place of Closing, as hereinafter defined, Sick-Bay shall convey, assign, transfer, and deliver to Xetal, by appropriate warranty deeds, bills of sale, assignments, or other instruments, free and clear of all liens, encumbrances, mortgages, chattel mortgages, all of Sick-Bay's business, properties, and assets of every kind and description, real or personal, including, but not being limited to, Sick-Bay's goodwill and all of its right, title, or interest in and to the name, Sick-Bay.Com. Inc., (collectively the "Assets") subject to all unpaid and unsatisfied liabilities and obligations of Sick-Bay in existence at the time of closing.

        1.2 On the terms of this Agreement, and subject to the conditions set forth herein, Xetal shall purchase and pay for the


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Assets of Sick-Bay, and thereby become the sole owner and operator of the business and properties of Sick-Bay;

        1.3 Promptly after the Closing of the transactions contemplated hereunder, Xetal shall change the name of such corporation to Sickbay.Com. Inc., and shall thereupon thereafter be known as Sickbay.

     2. Transfer and Delivery of Stock.

        2.1 On the terms of this Agreement, and subject to the conditions set forth herein, in exchange for the Assets of Sick- Bay, Xetal (or in lieu thereof irrevocable directions to the Xetal transfer agent to issue such Shares in the name of Sick-Bay or of the direction of Sick-Bay) shall transfer and deliver to Sick-Bay, at the time and place of closing, certificates representing Twenty-Two Million Six Hundred and Fifty Thousand (22,650,000) Shares of Common Stock of Xetal (or in lieu thereof irrevocable directions to the Xetal transfer agent to issue such Shares in the name of Sick- Bay or at the direction of Sick-Bay) plus Five Hundred Thousand (500,000) Shares of Preferred Stock, Series A (collectively, the "Purchase Price Shares") which Purchase Price Shares will constitute more than eighty per cent (80%) of the total voting Shares of Xetal outstanding subsequent to the transaction.

        2.2 The Purchase Price Shares shall be distributed pro rata to the Stockholders of Sick-Bay on the basis of one (1) Common Share for each one (1) Common Share of Sick-Bay's stock issued and outstanding at the time of Closing; and one (1) Preferred Share for each one (1) Preferred Share issued and outstanding at the time of

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Closing.

        2.3 The Purchase Price Shares which are to be transferred and delivered to Sick-Bay in exchange for its Assets, as hereinabove provided, shall bear a legend restricting further transfer or resale, except for the redistribution to the Shareholders of Sick-Bay expressly permitted by Section 2.2 hereof, so long as the Sick-Bay Shareholders take the Xetal Shares subject to the foregoing restriction. Sick-Bay will not permit the sale, transfer or re-offer thereof for sale prior to the first annual anniversary of the Closing date, except upon a duly filed and effective registration statement with the Securities and Exchange Commission, or as to any specific transaction, not involving an affiliate of the issuer, any applicable exemption from registration, provided that such exemption is based upon the opinion of counsel to the issuer, reasonably acceptable to counsel to Xetal herein.

        2.4 Promptly following the exchange of Shares of Common Stock of Xetal for assets of Sick-Bay, the Shares of Sick-Bay shall be canceled in the complete liquidation of Sick-Bay, the Delaware Corporation, and the name of Xetal, the Utah Corporation, as hereinbefore provided, shall be changed to Sickbay.

     3. Time and Place of Closing.

        3.1 The transactions contemplated hereunder shall be closed on December 29, 1999, at 4:00 p.m., or such other date and time as may be agreed upon in writing by the parties, (the "Closing Date") at the offices of D. David Cohen, Esq., 500 No. Broadway,



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Suite 133, Jericho, NY 11753, or such other place as may be agreed upon in writing by the parties. At the closing ("Closing"), the parties shall complete the transactions required by Sections 1 and 2 of this Reorganization Agreement, and exchange such other documents as may be necessary or appropriate therefor. Time shall be of the essence with respect to the Closing.

        3.2 After the execution of this Agreement and prior to the time of closing, the stock books and records of Xetal may be reviewed or inspected by representatives of Sick-Bay at any time or from time to time during regular business hours, and that Xetal will make the same reasonably available for such purpose.

        3.3 After the execution of this Agreement and prior to the time of closing, the stock books and records of Sick-Bay may be reviewed or inspected by representatives of Xetal at any time or from time to time during regular business hours, and that Sick-Bay will make the same reasonably available for such purpose.

     4. Representations of Warranties of Sick-Bay Sick-Bay represents and warrants to, and agrees with,

Xetal as follows:

        (a) It is a Delaware Corporation, duly organized, and validly existing and qualified to undertake and operate its businesses in the form the same are being conducted, where they are presently conducted;

        (b) It is a newly established web site for the transmission of information and products relating to health services to health service professionals, related parties and the

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consumer public;

        (c) It has limited assets and revenues, and is essentially a start-up business, the future prospects of which are entirely dependent upon the ability of Sick-Bay to raise equity and debt capital from its existing security holders and additional future security holders, of which there can be no assurance, and as to which no promises of any kind have been made to Xetal or its shareholders;

        (d) Annexed hereto as Schedule 4(d) hereof is: a) the most current unaudited balance sheet of Sick-Bay; b) a list of substantially all of its business assets; and c) a list of its major contracts relating to the operation of the Sick-Bay Web Site;

        (e) Except for the obligations to Xetal hereunder, it has no debts or liabilities, other than those arising in the ordinary course of the business activities of Sick-Bay, and such debts or liabilities, in the aggregate, do not exceed either the Company's tangible assets or its cash on hand to meet such obligations;

        (f) It has no debts or liabilities to the Shareholders of Sick-Bay;

        (g) This Agreement has been authorized and approved by the Board of Directors of Sick-Bay and by the requisite affirmative vote of holders of not less than a majority of the Sick-Bay Shares outstanding as of and at the time of this Agreement; and

        (h) There is no suit, action or threatened proceeding outstanding against Sick-Bay seeking to enjoin the transactions contemplated hereunder, or seeking any other relief which, if


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granted, would have a material adverse effect on the business or assets of
Sick-Bay.

     5. Representations of Warranties of Xetal Xetal and APO jointly and severally represent and warrant to, and agree with, Sick-Bay as follows:

        (a) It is a Utah corporation, duly organized and validly existing and duly qualified to undertake the transactions required of it hereunder, without any further license, permit, consent or exemption whatsoever from any applicable governmental law, rule or regulation, except as otherwise provided in Schedule 5(a) to this Agreement, and as to each such license, permit, consent or exemption set forth on Schedule 5(a), if any, the requisite license, permit, consent or exemption has been obtained;

        (b) Immediately prior to the consummation of the transactions required hereunder, Xetal shall have validly transferred all of Xetal's pre-existing business and assets, subject to the debts or liabilities thereof, to APO Health, Inc. ("APO"), and APO shall have assumed all of such debts and liabilities and indemnified Xetal with respect thereto;

        (c) Immediately prior to the consummation of the transactions contemplated hereunder, Xetal shall have spun-off and distributed to all of its Shareholders, as of October 30, 1999, pro rata the Common Stock of APO;

        (d) After provision for the transactions relating to APO, Xetal has no remaining debts or liabilities of any kind, whether current or long-term, actual or contingent, either to its


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Shareholders or to any other person or party creditor of Xetal, or any other person or party with an interest in the past and prior businesses of Xetal, including, without limitation hereby, all federal, state, local and other taxes, except as set forth on Schedule 5(d) hereto, and as to any items set forth on
Schedule 5(d) hereto, APO, by providing its signature hereto, shall and does hereby further agree to indemnify and hold Sick-Bay harmless with respect thereto;

        (e) This Agreement has been authorized and approved by the Board of Directors of Xetal and by the requisite two-thirds vote of holders of the Xetal Shares outstanding as of and at the time of this Agreement;

        (f) Attached hereto as Schedule 5(f)(i) hereof is a true and correct certified list of the shareholders of Xetal as of a date not more than three (3) days prior to the date of this Agreement. There are 50,000,000 shares of Common Stock authorized and 918,263 currently issued and outstanding, and no other securities or commitments to sell, issue or securities of the Company outstanding as of the date hereof, except for262,500 Warrants to purchase additional shares of Common Stock, and each of such Warrants are exercisable at a purchase price of not less than Five Dollars ($5.00) per Share and 12,500 of such Warrants are exercisable at Seventy-Five Cents ($.75), all as set forth in
Schedule 5f(ii) hereof.

        (g) America Register & Transfer Co., 342 East 900 South, Salt Lake City, 84111, is the transfer agent for the Common Stock


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of Xetal, such transfer agent has been continuously serving as such since at least 1994, and all debts and fees to the transfer agent billed thereon the date hereof have been paid and extinguished in full;

        (h) The Common Stock of Xetal is listed on the NASD Electronic Bulletin Board and trades thereon under the symbol XETAL;

        (i) Except as set forth in Section 11.2 hereof, Xetal, and its successor, APO, shall be responsible for the delivery and completion of audited financial statements of Xetal for the fiscal period commencing on October 1, 1998 to September 30, 1999 (to "last fiscal year"), and for all income, franchise or other taxes, if any, applicable to the Interim Period; and

        (j) There is no suit, action or threatened proceeding outstanding against Xetal seeking to enjoin the transactions contemplated hereunder, or seeking any other relief which, if granted, would have a material adverse effect on the trading in the securities of the entity heretofore known as Xetal.

     6. Consents to Assignment and Transfer.

        6.1 Sick-Bay shall obtain, prior to the time of closing, all consents, agreements, and other actions required for the transfer to Xetal of all leases, contracts, options, licenses, permits, easements, rights of occupancy, names, web pages and web sites, and franchises to which Sick-Bay is a party or which it owns of holds or uses at the time of closing.

        6.2 Xetal shall obtain, prior to the time of Closing


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all consents, agreements and other actions required therefor, including, specifically, release of Xetal with respect to transfer of all of its assets and business to APO, including all lease, contract, and debt obligations of Xetal being assumed by APO, and Xetal being excused therefrom.

     7. Conditions to Sick-Bay's Obligations to Close

        The obligations of Sick-Bay to consummate the transaction to be performed by it in connection with the closing are subject to the satisfaction of the following conditions:

        (a) The representations and warranties of Xetal contained in Section 5 hereof shall be true and correct in all material respects as though such representations and warranties had been made on and as of the time of such Closing;

        (b) Xetal shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

        (c) The President of Xetal shall deliver Sick-Bay, at the Closing, a certificate stating that the conditions specified in sub-sections (a) and (b) of this Section 7 have been fulfilled, and stating that there shall have been no material adverse change in the state of affairs of Xetal from the date of the audited financial statements to the date and time of the closing;

        (d) The Assistant Secretary of Xetal shall have delivered to Sick-Bay at closing, a certificate certifying as to the incumbency of the President of Xetal, and attaching the


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certificate required by sub-section (c) of this Section 7;

        (e) Sick-Bay shall have received from Allan Pullin, Esq., Counsel for Xetal, an opinion dated as of the closing as to the matters set forth in Section 9 of this Agreement;

        (f) Xetal shall have filed a Certificate of Amendment with the Secretary of State of Utah increasing the authorized capital of the Company as set forth in Exhibit 7(f) hereof;

        (g) At, and as part of the closing of the transactions required hereunder, Mark Basile, Esq., Dr. Allan Motola, and Dr. Eric Donnenfeld (or any other third person recommended by Sick- Bay), shall be elected to, and constitute the entire Board of Directors of Xetal; and

        (h) Xetal and Dr. Jan Steil, and Mr. Peter Steil shall have entered into the Lock-Up Agreement annexed hereto as Exhibit 7(h) hereof.

     8. Conditions to Xetal's Obligations to Close

        The obligations of Xetal to consummate the transaction to be performed by it in connection with the closing are subject to the satisfaction of the following conditions:

        (a) The representations and warranties of Sick-Bay contained in Section 4 hereof shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the time of such Closing;

        (b) Sick-Bay shall have performed and complied with all agreements, obligations and conditions contained in this Agreement


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that are required to be performed or complied with by it on or before the
Closing;

        (c) The President of Sick-Bay shall deliver to each Purchaser, at the closing, a certificate stating that the conditions specified in sub-sections (a) and (b) of this Section 7 have been fulfilled, and stating that there shall have been no material adverse change in the state of affairs of Sick-Bay from the date hereof to the date and time of the Closing;

        (d) The Secretary of Sick-Bay shall have delivered to Xetal at Closing, a certificate certifying as to the incumbency of the President of Sick-Bay, and attaching the certificate required by sub-section (c) of this Section 7;

        (e) Xetal shall have received from D. David Cohen, Esq. as counsel for Sick-Bay, an opinion dated as of the closing as to the matters set forth in
Section 10 of this Agreement;

        (f) Sick-Bay shall have entered into the Lock-Up Agreement annexed hereto, and Exhibit 8(f) hereof; and

        (g) Sick-Bay shall have paid or agreed to pay the sums to Xetal's auditors in accordance with Section 11.2 hereof.

     9. Opinion of Xetal's Counsel

        Xetal shall furnish Sick-Bay at the time and place of closing the opinion of Xetal's counsel, to the following effect:

        (a) Xetal is duly organized, existing, and in good standing under the laws of Utah, and is duly authorized in Utah and the other jurisdictions in which it has qualified to do business, to conduct the business it is then engaged in therein;


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        (b) The Purchase Price Shares of Xetal's Common Stock which are to be transferred and delivered by Xetal to Sick-Bay in exchange for the assets of Sick-Bay constitute duly authorized, issued, fully paid and non-assessable shares of Common Stock of Xetal and Preferred Stock of Xetal, respectively, and that the Shareholders of Sick-Bay will acquire good title to such Shares in exchange for, and upon the receipt by Xetal of the assets of Sick- Bay and the delivery in exchange therefor of such Shares of Common Stock of Xetal, and upon the liquidation of Sick-Bay;

        (c) This Agreement has been properly authorized, executed, and delivered by Xetal, and its performance by Xetal properly authorized and approved; and

        (d) This Agreement constitutes the legally valid and enforceable obligation and undertaking of Xetal in accordance with its terms and provisions, subject to the conditions herein; and

        (e) Neither this Agreement for the transfer and delivery, nor the transfer and delivery as herein agreed, of Shares of Xetal's Common Stock and Preferred Stock to Sick-Bay requires any qualification or authorization under the laws of Utah applicable to the issuance or sale of stock or other securities in Utah;

        (f) Since October 1, 1998, Xetal has not authorized, declared, paid, or effected any stock dividend or split-up of shares of its common stock or any issuance, pro rata, to its common shareholders, or options or rights to subscribe to shares of its common stock, or any extraordinary cash dividend upon its shares of


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common stock, except that subsequent to September 30, 1999, Xetal shall have authorized, issued and delivered a dividend to its shareholders payable in stock of its wholly owned subsidiary, APO Health, Inc., pro rata to its shareholders; and

        (g) That this Agreement and any requisite related Certificate of Merger under the laws of Utah and the execution, delivery, and performance thereof by Xetal have been fully authorized and will not constitute a violation of any provision of any Agreement to which Xetal is a party or of its Charter or Bylaws.

     10. Opinion of Sick-Bay's Counsel

        Sick-Bay shall furnish Xetal at the time and place of closing the opinion of Sick-Bay's counsel in form and substance reasonably acceptable to Xetal's counsel as follows:

        (a) This Agreement has been properly authorized, executed, and delivered by Sick-Bay, and the performance by Sick- Bay of its obligations hereunder has been properly authorized and approved; and

        (b) This Agreement constitutes the legally valid and enforceable obligation and undertaking of Sick-Bay in accordance with its terms and provisions, subject to the conditions herein; and

        (c) Upon execution and delivery of a bill of sale and other conveyance documents, all the assets, leases, contracts (other than this contract), franchises, permits, options, names, trademarks, trade names, copyrights, formulas, trade secrets, and


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all other property to be transferred by Sick-Bay to Xetal as hereinabove provided, shall have been validly and effectively transferred to Xetal.

     11. Post Closing and Additional Agreements of the Parties

        11.1 Prior to the time of Closing, Sick-Bay will not have changed its name and neither Sick-Bay nor any of the shareholders will have given permission to any corporation, firm, or organization to use the name "Sick-Bay.Com. Inc." alone or in combination with any other word or words; and at the time of Closing or immediately thereafter, Sick-Bay will authorize Xetal to change its name to "Sick-Bay.Com.", or any like name agreed to.

        11.2 That after the time of Closing, Sick-Bay will file and prosecute such claims or suits for the refund of taxes, and make or file and prosecute such other claims or suits, in each case, for the recovery or collection of any sums which may or could be due it, "in the name of Xetal" or otherwise, as APO may reasonably request, or permit APO to file, present, or prosecute any such claims or suits in the name of "Xetal", in each case all for the benefit of APO, to which all amounts recovered thereby shall be remitted; provided that as a condition thereof, APO shall hold Sick-Bay harmless from, and advance all costs, expenses, and liabilities of or resulting from any such claims, or suits or the making, filing, or prosecution thereof.

        11.3 That after the time of Closing, and for a period of one year thereafter, Xetal will not issue any additional shares of its Common Stock otherwise than (i) as expressly permitted


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hereunder; (ii) upon exercise of any warrants or convertible securities outstanding as of the date hereof; (iii) for a consideration per share equal to the fair value of the shares as of the date of such issuance, but not less than twenty ($ .20) cents per common share; or (iv) a stock bonus or purchase plan or program for new executive hires or otherwise as approved by the Board of Directors.

        11.4 That after the time of Closing, and for a period of one year thereafter, Xetal will not sell, transfer or otherwise dispose of all or substantially all assets, businesses and properties operating under the name Sickbay in any "going private" transaction, such that at the conclusion of such transaction, Xetal shall be rendered a shell corporation; provided, however, that this limitation shall not preclude a reincorporation of Xetal in the state of Delaware, or any other 368(f) reincorporation transaction.

        11.5 "Intentionally Omitted".

                [The rest of this page intentionally left blank]


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        11.6 "Xetal" as used herein with respect to post-closing transactions relates to the corporation subsequent to the reorganization with Sickbay at which time, it will have changed its name to Sickbay, as permitted under Section
11.1 hereof.

     12. Successors

        This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, representatives, successors, and assigns; provided, however, that neither this Agreement nor the rights of either party hereunder may be assigned by Xetal or by Sick-Bay prior to Closing.

     13. Counterparts

        This agreement may be executed in several counterparts, which, taken together, shall constitute one document, which shall become binding when duly executed and delivered to each of the parties hereto.

     14. Costs and Expenses

        14.1 Each party shall be responsible for, and shall pay, the professionals retained by it, and neither party shall have any liability (except as otherwise set forth herein) to the other for payment of the other party's retained professionals.

        14.2 Notwithstanding the provisions of Section 14.1 hereof, Sick-Bay agrees to pay, at Closing upon billing thereof by


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the auditor, the reasonable cost of the financial audit required by Xetal/APO in order to consummate this transaction, up to but not in excess of Fifteen
Thousand Dollars ($15,000) or, in the event the transaction contemplated hereunder cannot be consummated due to any reason which is the fault or failure of Sick-Bay, to reimburse to APO or its designee for such reasonable costs as incurred. Sick- Bay's liability to the extent so provided hereinabove for the audit costs shall survive any cancellation or closing of the transactions contemplated herein.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals or have caused these presents to be executed in their respective names and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, the day and year first hereinabove written.

                                             SICK-BAY.COM. INC.

                                             BY:
                                                --------------------------------
                                             XETAL, INC.

                                             BY:
                                                --------------------------------

                                             APO HEALTH, INC.

                                             BY:
                                                --------------------------------
                                                  Solely as to Section 5 hereof


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STATE OF NEW YORK)
                 ) ss:
COUNTY OF NASSAU )

         On the _____ day of December   , 1999, before me, the undersigned, a
Notary Public in and for said State, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual who subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the entity on whose behalf the individual acted, authorized to do so, thereupon executed the instrument.

                                                  ------------------------------
                                                          (Notary Public)

STATE OF NEW YORK)
                 ) ss:
COUNTY OF NASSAU )

         On the _____ day of December   , 1999, before me, the undersigned, a
Notary Public in and for said State, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual who subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the entity on whose behalf the individual acted, authorized to do so, thereupon executed the instrument.

                                                  ------------------------------
                                                          (Notary Public)

STATE OF NEW YORK)
                 ) ss:
COUNTY OF NASSAU )

         On the _____ day of December   , 1999, before me, the undersigned, a
Notary Public in and for said State, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual who subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the entity on whose behalf the individual acted, authorized to do so, thereupon executed the instrument.

                                                  ------------------------------
                                                          (Notary Public)


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